As filed with the Securities and Exchange Commission on July 5, 2000
                                                       Registration No. 333-____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)



            Delaware                                         77-0138960
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                                 741 Calle Plano
                           Camarillo, California 93012
              (Address of Principal Executive Offices) (Zip code)

                         Orologic, Inc. 1997 Stock Plan
        SiTera Incorporated 1996 Amended & Restated Equity Incentive Plan
                      KSA Holdings Trust Stock Option Plan
   Vitesse Semiconductor Corporation Option Agreements with Certain Employees
                        1991 Directors Stock Option Plan
                            (Full title of the plan)

                           ---------------------------

                                Eugene F. Hovanec
                             Chief Financial Officer
                        Vitesse Semiconductor Corporation
                                 741 Calle Plano
                           Camarillo, California 93012
                     (Name and address of agent for service)

                                 (805) 388-3700
          (Telephone number, including area code, of agent for service)

                           ---------------------------

                                    Copy to:

                             Francis S. Currie, Esq.
                              Davis Polk & Wardwell
                               1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

                         CALCULATION OF REGISTRATION FEE

                                                                           Proposed maximum    Proposed maximum    Amount of
                  Title of securities                     Amount to be      offering price         aggregate      registration
                    to be registered                     registered (1)        per share        offering price        fee
                    ----------------                     --------------    ----------------   ----------------    -------------
Orologic, Inc. 1997 Stock Plan, Common Stock,
    $.01 par value.....................................   543,817 shares    $  0.72 (2)       $    391,548.24       $   105
SiTera Incorporated 1996 Amended & Restated Equity
    Incentive Plan, Common Stock, $.01 par value....... 1,146,584 shares    $  0.33 (2)       $    378,372.72       $   100
KSA Holdings Trust Stock Option Plan, Common
    Stock, $.01 par value..............................   147,500 shares    $ 32.10 (2)       $  4,734,750.00       $ 1,250
Vitesse Semiconductor Corporation Option Agreements
    with Certain Employees, Common Stock, $.01 par
    value..............................................    85,458 shares    $  1.00 (2)       $     85,458.00       $    25
1991 Directors Stock Option Plan, Common Stock,
    $.01 par value.....................................   250,000 shares    $77.813 (3)       $ 19,453,250.00       $ 5,140
                                                        -----------------   -------           ---------------       -------
    Totals............................................. 2,173,359 shares            N/A       $ 25,043,378.96       $ 6,620

-----------------------

(1) All options outstanding under the Orologic, Inc. 1997 Stock Plan, the SiTera Incorporated 1996 Amended and Restated Equity Incentive Plan and the KSA Holdings Trust Stock Option Plan were assumed by the Registrant in connection with acquisitions, and such options are now exercisable for the Registrant's Common Stock.

(2) Represents weighted average exercise price per share of the Registrant's common stock underlying outstanding options, pursuant to Rule 457(h) under the Securities Act of 1933 ("Rule 457(h)").

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computed based on the closing price for the Registrant's Common Stock on June 29, 2000.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Documents by Reference

      This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by the Registrant:

      1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

      2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999 and March 31, 2000, filed pursuant to Section 13 of the Exchange Act.

      3. The Registrant's Current Reports on Form 8-K, dated March 6, 2000, March 13, 2000, March 27, 2000, March 31, 2000 (as amended on May 25, 2000 and June 7, 2000), April 10, 2000, April 19, 2000 and May
            31, 2000, filed pursuant to Section 13 of the Exchange Act.

      4. The description of the Registrant's Common Stock, par value $.01 per share, contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on November 8, 1991, including any amendment or report filed for the purpose of updating such description.

      All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

      Item 4.  Description of Securities.

            Not applicable.

      Item 5.  Interest of Named Experts and Counsel.

            Not applicable.

      Item 6.  Indemnification of Directors and Officers.

            The Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which (i) eliminate the personal liability of its directors to the Registrant and its shareholders for monetary damages arising from a breach of their fiduciary duties in certain circumstances, and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by law. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. In addition, the Registrant's bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law.

            The Registrant has entered into separate indemnification agreements with each of its officers and directors that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms.

      Item 7.  Exemption for Registration Claimed.

                  Not applicable.

      Item 8.     Exhibits.

      The following are filed as part of this Registration Statement:

Exhibit
 No.                    Description
-------                 ------------

4.1      Orologic, Inc. 1997 Stock Plan (filed herewith)

4.2 SiTera Incorporated 1996 Amended and Restated Equity Incentive Plan (filed herewith)

4.3      KSA Holding Trust Stock Option Plan (filed herewith)

4.4 Form of Vitesse Semiconductor Corporation Option Agreement (filed herewith)

4.5 1991 Directors Stock Option Plan (incorporated herein by reference to the Company's Registration Statement on Form S-1 (File No. 33-43548), effective December 10, 1991)

5.1 Opinion of Davis Polk & Wardwell (Counsel to the Registrant) as to the legality of securities being registered (filed herewith)

23.1     Consent of KPMG LLP (filed herewith)

23.2     Consent of Ernst & Young LLP (filed herewith)

23.3     Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

24       Power of Attorney (Included on signature pages of this Registration
         Statement)


      Item 9.     Undertakings.

      (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on the__ day of July 2000.

                                      VITESSE SEMICONDUCTOR CORPORATION


                                      By: /s/ Eugene F. Hovanec
                                        ------------------------------------
                                              Eugene F. Hovanec
                                              Vice President, Finance and Chief
                                                  Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis R. Tomasetta and Eugene F. Hovanec, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                        Title                                        Date
       ---------                        -----                                        ----

 /s/ Louis R. Tomasetta     President, Chief Executive Officer and Director       June 30, 2000
------------------------    (Principal Executive Officer)
Louis R. Tomasetta


/s/ Eugene F. Hovanec       Vice President of Finance and Chief Financial         June 30, 2000
------------------------    Officer (Principal Financial and Accounting
Eugene F. Hovanec           Officer)


/s/ James A. Cole           Director                                              June 30, 2000
------------------------
James A. Cole


/s/ Pierre R. Lamond        Chairman of the Board of Directors                    June 30, 2000
------------------------
Pierre R. Lamond


/s/ John C. Lewis           Director                                              June 30, 2000
------------------------
John C. Lewis


/s/ Alex Daly               Director                                              June 30, 2000
------------------------
Alex Daly


/s/ Vincent Chan            Director                                              June 30, 2000
------------------------
Vincent Chan

                                 EXHIBIT INDEX

Exhibit
 No.                    Description
-------                 ------------

4.1      Orologic, Inc. 1997 Stock Plan (filed herewith)

4.2 SiTera Incorporated 1996 Amended and Restated Equity Incentive Plan (filed herewith)

4.3      KSA Holding Trust Stock Option Plan (filed herewith)

4.4 Form of Vitesse Semiconductor Corporation Option Agreement (filed herewith)

4.5 1991 Directors Stock Option Plan (incorporated herein by reference to the Company's Registration Statement on Form S-1 (File No. 33-43548), effective December 10, 1991)

5.1 Opinion of Davis Polk & Wardwell (Counsel to the Registrant) as to the legality of securities being registered (filed herewith)

23.1     Consent of KPMG LLP (filed herewith)

23.2     Consent of Ernst & Young LLP (filed herewith)

23.3     Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

24       Power of Attorney (Included on signature pages of this Registration
         Statement)